Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER FINANCIAL RESULTS

Business and Financial Highlights

•	Signed broad five-year agreement with Nanya Technology Corporation, resolving all outstanding disputes

•	Lensless Smart Sensor technology highlighted as one of the best technologies at Mobile World Congress 2014

•	Generated quarterly revenue of $78.3 million; up 7% quarter-over-quarter and up 17% year-over-year

•	First quarter GAAP diluted net income per share of $0.07

•	First quarter non-GAAP diluted net income per share of $0.17; up 21% quarter-over-quarter and up 89% year-over-year
SUNNYVALE, Calif. - April 21, 2014 - Rambus Inc. (NASDAQ:RMBS), the innovative technology solutions company that brings invention to market, today reported financial results for the first quarter ended March 31, 2014.

GAAP Financial Results:
Revenue for the first quarter of 2014 was $78.3 million, up 7% on a sequential basis from the fourth quarter of 2013 primarily due to increased revenue from Micron Technology and the new license agreement signed with Nanya Technology Corporation during the first quarter of 2014. As compared to the first quarter of 2013, revenue was up 17% primarily due to the license agreements signed with SK hynix, Micron Technology and Nanya Technology Corporation, offset by lower royalty revenue from Samsung and recognition of a one-time royalty revenue during the first quarter of 2013 from LSI.

Total operating costs and expenses for the first quarter of 2014 were $55.1 million, 18% lower than the previous quarter and 16% lower than the first quarter of 2013. First quarter operating costs and expenses of $55.1 million included $2.9 million of stock-based compensation expenses, $6.8 million of amortization expenses and $1.4 million of retention bonuses from acquisitions. This is compared to total operating costs and expenses for the fourth quarter of 2013 of $67.2 million which included $3.1 million of stock-based compensation expenses, $9.7 million of impairment of long-lived assets, $2.2 million of restructuring charges, $7.5 million of amortization expenses and $1.5 million of retention bonuses from acquisitions. Total operating costs and expenses for the first quarter of 2013 were $65.4 million, which included $4.9 million of stock-based compensation expenses, $2.2 million of restructuring charges, $7.0 million of amortization expenses and $4.0 million of retention bonuses from acquisitions. The change in total operating costs and expenses in the first quarter of 2014 as compared to the fourth quarter of 2013 was primarily due to restructuring charges and impairment of long-lived assets. The change in total operating costs and expenses in the first quarter of 2014 as compared to the first quarter of 2013 was primarily due to lower litigation expenses, restructuring charges, retention bonuses from acquisitions, consulting expenses and stock-based compensation expenses offset by higher cost of sales due to the sale of lighting products.

Net income for the first quarter of 2014 was $7.8 million as compared to net loss of $9.8 million in the fourth quarter of 2013 and net loss of $10.4 million in the first quarter of 2013. Diluted net income per share for the first quarter of 2014 was $0.07 as compared to diluted net loss per share of $0.09 in the fourth quarter of 2013 and diluted net loss per share of $0.09 in the first quarter of 2013.

Non-GAAP Financial Results (1):

Total non-GAAP operating costs and expenses in the first quarter of 2014 were $43.9 million which was relatively flat as compared to the prior quarter, and 6% lower than the first quarter of 2013.

Non-GAAP net income in the first quarter of 2014 was $19.6 million, 19% higher than the prior quarter and 81% higher than the first quarter of 2013. Non-GAAP diluted net income per share was $0.17 in the first quarter of 2014 as compared to $0.14 in the fourth quarter of 2013 and $0.09 in the first quarter of 2013.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of March 31, 2014 were $403.4 million, an increase of $15.7 million from December 31, 2013. During the first quarter of 2014, the Company generated approximately $17 million from operations.

During the first quarter of 2014, the Company recorded an income tax provision of approximately $5.5 million. As the Company continues to maintain a full valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily foreign withholding taxes.

Second Quarter 2014 Outlook:

For the second quarter of 2014, the Company expects revenue to be between $69 million and $74 million. Revenue is not without risk and includes expectations that the Company will sign new customers for patent as well as solutions licensing.

Conference Call:

The Company will host a conference call at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at investor.rambus.com. A replay will be available following the call on the Rambus Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#22388776.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating income (loss) and net income (loss). In computing each of these non-GAAP financial measures, the following items were considered: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, costs of restatement and related legal activities, restructuring charges, impairment charges, severance costs, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.
The Company’s non-GAAP financial measures reflect adjustments based on the following items:
Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.
Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Impairment of goodwill and long-lived assets. These charges consist of non-cash charges to goodwill and long-lived assets and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.
Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.
Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.
Reversal of one-time litigation costs. These adjustments are a one-time litigation cost reversal of prior litigation costs accrued related to previously awarded costs that the Company was required to pay in connection with the SK hynix and Micron Technology litigation. The Company excludes these reversals from its non-GAAP measures because the Company believes that these reversals have no direct correlation to the core operations of the Company’s business and they are a one-time event.
Severance costs. These expenses relate to the separation payment to the Company’s former chief executive officer. The Company excludes these costs from its non-GAAP measures because the Company believes that these non-recurring costs have no direct correlation to the core operations of the Company’s business.
Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.
On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 relating to Rambus' expectations regarding revenue for the second quarter of 2014. Such forward-looking statements are based on current expectations, estimates and projections, management's beliefs and certain assumptions made by Rambus' management. Actual results may differ materially. Rambus' business generally is subject to a number of risks which are described more fully in Rambus' periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About Rambus Inc.

Rambus brings invention to market. Our customizable IP cores, architecture licenses, tools, services, and training improve the competitive advantage of our customers’ products while accelerating their time-to-market. Rambus products and innovations capture, secure and move data. For more information, visit rambus.com.
RMBSFN
Contacts:
Carolyn Robinson
Corporate Communications
Rambus Inc.
(408) 462-8717
crobinson@rambus.com
Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$346,576	$338,696
Marketable securities	56,848	48,966
Accounts receivable	7,816	2,251
Prepaids and other current assets	8,766	8,253
Deferred taxes	1,009	205
Total current assets	421,015	398,371
Intangible assets, net	109,260	117,172
Goodwill	116,899	116,899
Property, plant and equipment, net	70,110	72,642
Deferred taxes, long-term	643	4,797
Other assets	3,071	3,498
Total assets	$720,998	$713,379

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,555	$7,001
Accrued salaries and benefits	27,257	33,448
Convertible notes, short-term	168,658	164,047
Other accrued liabilities	8,171	8,346
Total current liabilities	209,641	212,842
Long-term liabilities:
Convertible notes, long-term	110,962	109,629
Long-term imputed financing obligation	39,295	39,349
Other long-term liabilities	9,115	11,330
Total long-term liabilities	159,372	160,308
Total stockholders’ equity	351,985	340,229
Total liabilities and stockholders’ equity	$720,998	$713,379

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue:
Royalties	$73,637	$66,222
Contract and other revenue	4,651	644
Total revenue	78,288	66,866
Operating costs and expenses:
Cost of revenue (1)	10,022	6,534
Research and development (1)	26,898	32,848
Marketing, general and administrative (1)	18,820	25,122
Restructuring charges	39	2,206
Gain from sale of intellectual property	(170)	(1,285)
Gain from settlement	(510)	—
Total operating costs and expenses	55,099	65,425
Operating income	23,189	1,441
Interest income and other income (expense), net	13	(20)
Interest expense	(9,926)	(7,312)
Interest and other income (expense), net	(9,913)	(7,332)
Income (loss) before income taxes	13,276	(5,891)
Provision for income taxes	5,472	4,511
Net income (loss)	$7,804	$(10,402)
Net income (loss) per share:
Basic	$0.07	$(0.09)
Diluted	$0.07	$(0.09)
Weighted average shares used in per share calculation
Basic	113,590	111,599
Diluted	116,629	111,599

_________
(1) Total stock-based compensation expense for the three months ended March 31, 2014 and 2013 are presented as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$7	$—
Research and development	$1,311	$1,876
Marketing, general and administrative	$1,581	$3,072

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Operating costs and expenses	$55,099	$67,208	$65,425
Adjustments:
Stock-based compensation	(2,899)	(3,096)	(4,948)
Acquisition-related transaction costs and retention bonuses	(1,435)	(1,463)	(4,012)
Amortization	(6,797)	(7,489)	(7,040)
Reversal of one-time litigation costs	—	566	—
Restructuring charges	(39)	(2,211)	(2,206)
Impairment of goodwill and long-lived assets	—	(9,681)	—
Severance costs	—	—	(514)
Costs of restatement and related legal activities	—	—	(17)
Non-GAAP operating costs and expenses	$43,929	$43,834	$46,688

Operating income	$23,189	$6,214	$1,441
Adjustments:
Stock-based compensation	2,899	3,096	4,948
Acquisition-related transaction costs and retention bonuses	1,435	1,463	4,012
Amortization	6,797	7,489	7,040
Reversal of one-time litigation costs	—	(566)	—
Restructuring charges	39	2,211	2,206
Impairment of goodwill and long-lived assets	—	9,681	—
Severance costs	—	—	514
Costs of restatement and related legal activities	—	—	17
Non-GAAP operating income	$34,359	$29,588	$20,178

Income (loss) before income taxes	$13,276	$(3,604)	$(5,891)
Adjustments:
Stock-based compensation	2,899	3,096	4,948
Acquisition-related transaction costs and retention bonuses	1,435	1,463	4,012
Amortization	6,797	7,489	7,040
Reversal of one-time litigation costs	—	(566)	—
Restructuring charges	39	2,211	2,206
Impairment of goodwill and long-lived assets	—	9,681	—
Severance costs	—	—	514
Costs of restatement and related legal activities	—	—	17
Non-cash interest expense on convertible notes	6,242	5,927	4,089
Non-GAAP income before income taxes	$30,688	$25,697	$16,935
Non-GAAP provision for income taxes	11,048	9,251	6,096
Non-GAAP net income	$19,640	$16,446	$10,839

Non-GAAP basic net income per share	$0.17	$0.15	$0.10
Non-GAAP diluted net income per share	$0.17	$0.14	$0.09
Weighted average shares used in non-GAAP per share calculation:
Basic	113,590	113,217	111,599
Diluted	116,629	116,211	118,021